EXHIBIT 21.1



                                              SUBSIDIARIES OF REGISTRANT
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There follows alphabetically a list of domestic and foreign subsidiaries of the registrant as of December 31, 1993.  The names of particular subsidiaries which, considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 1993 within the meaning of Regulation S-X, have been omitted:
                                                                                     State or Other
                                                                                      Jurisdiction
                                                                                        in which
   Name of Subsidiary                                                                 Incorporated
Atlantic Research Corporation                                                        Delaware
Casco Investors Corporation                                                          New York
Casco Products Corporation                                                           Delaware
Casco Products Ltd.                                                                  England
The Centor Company                                                                   Missouri
Chromalloy Aeroservices International Ltd.                                           Delaware
Chromalloy American Corporation                                                      Delaware
Chromalloy Castings Miami Corporation                                                Delaware
Chromalloy Castings Tampa Corporation                                                Delaware
Chromalloy Compressor Technologies, Inc.                                             Delaware
Chromalloy Gas Turbine Corporation                                                   Delaware
Chromalloy Heavy Industrial Turbines, Ltd.                                           Delaware
Chromalloy U.K. Ltd.                                                                 England
Chromalloy Wallkill Corp.                                                            New York
Chromizing, S.A.                                                                     Mexico
CRO Foreign Sales Corporation                                                        U.S. Virgin Islands
Gas Turbine Corp., Ltd.                                                              Scotland
GTC Gas Turbine, Ltd.                                                                England
Heurchrome, S.A.                                                                     France
Jamo Motrizjen B.V.                                                                  Netherlands
Jet Services West                                                                    California
Malichaud et CIE S.A.                                                                France
Materiels Equipements Graphiques                                                     France
Nortech Acquisition Corp.                                                            Delaware
Northern Can Systems, Inc.                                                           Delaware
Sequa Capital Corporation                                                            New York
Sequa Chemicals Corporation                                                          Delaware
Sequa Export Corporation                                                             U.S. Virgin Islands
Sequa Receivables Corporation                                                        Delaware
SNL Insurance, Ltd.                                                                  Bermuda
Specialized Overhaul Services Group, Inc.                                            Delaware
SunRise Insurance Company                                                            Vermont
Turbine Support Europa B.V.                                                          Netherlands
Turbochrome, Ltd.                                                                    Israel
TurboCombustor Technology, Inc.                                                      Florida
Warwick International Group Plc                                                      England
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